Exhibit 3.36

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF LIMITED PARTNERSIHP
OF
HD SUPPLY UTILITIES, LTD.

February 5, 2013

Pursuant to the provisions of Section 620.1202, Florida Statutes, HD SUPPLY UTILITIES, LTD., a Florida limited partnership, adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

FIRST:                   The name of the limited partnership is HD SUPPLY UTITILITES, LTD.

SECOND:              The limited partnership’s Certificate of Limited Partnership was filed with the Florida Department of State on November 22, 2004, assigned Florida document number A04000001836.

THIRD:                 Section 1 of the Certificate of Limited Partnership of the limited partnership is hereby amended in its entirety to read as follows:

1.  Name. The name of the limited partnership is as follows:

HD Supply Power Solutions, Ltd.

FOURTH:             This Certificate of Amendment shall be effective at the time of its filing with the Florida Department of State.

(Signature appears on following page)

The undersigned general partner of the limited partnership hereby executes this Certificate of Amendment to the Certificate of Limited Partnership as of the date first written above.

GENERAL PARTNER:

HD SUPPLY GP & MANAGEMENT, INC.
a Delaware corporation

By:	/s/ Ricardo Nunez
Name:	Ricardo Nunez
Title:	Vice President and Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP OF
HD SUPPLY UTILITIES, LTD.